EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212388 on Form S-8 of our report dated June 27,  2018, appearing in this Annual Report on Form 11-K of the HarborOne 401(k) Plan for the year ended December 31, 2017.

/s/ Gray, Gray & Gray, LLP

Canton, Massachusetts

June 27, 2018